UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 5, 2017

OvaScience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35890	45-1472564
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Fourth Avenue Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-2802

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2017, the Compensation Committee of the Board of Directors of OvaScience, Inc. (the “Company”) approved a retention plan (the “Retention Plan”) providing for cash bonuses and equity grants for employees of the Company, including its Chief Financial Officer, Christophe Couturier. The purpose of the Retention Plan is to incentivize employees to remain with the Company following the recently announced corporate restructuring. Pursuant to the Retention Plan, participating employees will receive equity grants that vest over a two year period and cash bonuses, payable either in a lump sum or over time, subject to the employees’ remaining with the Company as of the vesting or payment dates. Mr. Couturier will receive an option to purchase 100,000 shares of the Company’s common stock, $0.01 par value per share, vesting in equal quarterly amounts over two years, and a cash bonus totaling $100,000, payable in two tranches of $50,000 each in the first pay periods following June 30, 2017 and December 31, 2017, subject to his remaining with the Company on such dates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVASCIENCE, INC.

Date: January 9, 2017	/s/ Christophe Couturier
Christophe Couturier
Chief Financial Officer